EXHIBIT 21.1

                              SUBSIDIARY COMPANY OF
                       PERFORMANCE CAPITAL MANAGEMENT, LLC

        COMPANY NAME                              STATE OF ORGANIZATION
        ------------                              ---------------------
        Matterhorn Financial Services LLC         California